UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2011

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CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

(a)           On December 31, 2011, the Company's subsidiary, CP Technologies LLC, an Oregon limited liability company ("CPT"), entered into an Amended and Restated Administrative Services Agreement (the "Restated Administrative Services Agreement") with Aequitas Capital Management, Inc., an Oregon corporation ("ACM").  The Restated Administrative Services Agreement amends and restates in its entirety that certain Administrative Services Agreement dated December 31, 2009 between CPT and ACM.  Under the Restated Administrative Services Agreement, ACM will continue to provide CPT with management support services such as accounting, human resources and information technology services (collectively, the "Management Services"). The total fee for the Management Services as of January 1, 2012 is approximately $56,200 per month, which fees will increase by 3% on January 1 of each year beginning on January 1, 2013 unless otherwise agreed by the parties.  Either party may change the Management Services (including terminating a particular service) upon 180 days prior written notice to the other party, and the Restated Administrative Services Agreement is terminable by either party on 180 days' notice.

Additionally, CPT terminated all of its employees effective December 31, 2011 (the "Former CPT Employees") and each Former CPT Employee was hired by ACM.  Pursuant to the Restated Administrative Services Agreement: (1) ACM will loan each Former CPT Employee to CPT for the purpose of providing services to CPT, and (2) CPT has the right to designate additional persons to be hired by ACM for the purpose of providing services to CPT and to terminate the employment of any persons employed by ACM for the purpose of providing services to CPT.  CPT is required by the Restated Administrative Services Agreement to reimburse ACM for the actual costs that ACM incurs to provide employees to CPT.

ACM is a wholly-owned subsidiary of Aequitas Holdings, LLC, an Oregon limited liability company (“Holdings”).  As of the date of this Current Report on Form 8-K, Holdings and its affiliates beneficially own approximately 96% of the Company’s Class A Common Stock and control approximately 98% of the Company’s voting rights on a fully-diluted basis.  Three of the Company’s four directors, Brian A. Oliver, Andrew N. MacRitchie and William C. McCormick are also affiliates of ACM and Holdings.

The foregoing description of the Restated Administrative Services Agreement is qualified in its entirety by reference to the Restated Administrative Services Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

(b)           The information set forth in Item 5.02(e) of this Current Report on Form 8-K with respect to the Confidential Separation Agreement, dated and effective December 31, 2011 (the "Separation Agreement"), between James T. Quist ("Mr. Quist") and the Company is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of Material Definitive Agreement.

Due to the departure of Mr. Quist from the Company as described in Item 5.02(b) of this Current Report on Form 8-K, Mr. Quist's Employment Agreement, dated February 10, 2010, between the Company and Mr. Quist terminated effective December 31, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective December 31, 2011, Mr. Quist resigned as the Company's Executive Chairman, Chief Executive Officer and President.  Mr. Quist also resigned as an officer of CPT and as an officer and director of the Company's other subsidiaries, Vitality Financial, Inc. and Moore Electronics, Inc.  Mr. Quist will continue to serve as a director of the Company until his successor is elected.

(c)           Effective December 31, 2011, Craig J. Froude, 45, was appointed as the interim President of the Company to serve until a permanent replacement for Mr. Quist is appointed by the Company's Board of Directors (the “Board”).   Mr. Froude is a seasoned executive, having been a successful leader at a variety of technology and healthcare organizations over the past 20 years.  In 1996, Mr. Froude founded WellMed, Inc. and served as its Chairman and Chief Executive Officer until WellMed was acquired by WebMD in late 2002.  WellMed delivered private portal solutions to large employers and health plans that helped employees and members make more informed benefit, treatment and provider choices by giving them access to personalized health and benefit decision support technology.  After WellMed’s acquisition by WebMD, Mr. Froude served as an Executive Vice President and General Manager of WebMD Health Services, WebMD’s private portals business, from 2002 through 2009 and as President of WebMD Health Services until April 2011.  Mr. Froude graduated from Oregon State University with a B.S. degree in Finance.

Also effective December 31, 2011, John Meek, 55, was appointed as the interim Chief Technology Officer of the Company.  Mr. Meek has 25 years of software development and management experience.  Currently, Mr. Meek is the managing member of Arcadia Consulting, LLC, which provides strategic consulting services.  Previously, Mr. Meek served as the Senior Vice President, Technology at WebMD from 2002 to 2009 and, before it was acquired by WebMD, as the Vice President, Development at WellMed from 1999 to 2002.  Before joining WellMed, Mr. Meek served for 10 years as Vice President of Research and Development at Timberline Software, a Beaverton, Oregon-based international supplier of accounting and cost estimating software for the construction and property management industries.  Mr. Meek graduated from Washington State University with a B.S. in Computer Science.

(d)           Effective January 6, 2012, the Board of Directors (the "Board") of the Company increased the number of directors constituting the Board from three to four and elected William C. McCormick to fill the vacancy created by the increase in the number of directors.  The Company has not yet determined if Mr. McCormick will serve on any committee of the Board.  Mr. McCormick also provides advisory services to ACM's executive team and is a member of the ACM Public Securities Investment Committee.

(e)           On December 31, 2011, Mr. Quist and the Company entered into the Separation Agreement in connection with his departure as described in Item 5.02(b) of this Current Report on Form 8-K.  Under the terms of the Separation Agreement, Mr. Quist will continue to receive his normal base salary at his current rate through December 31, 2012.  That amount is payable in accordance with the Company's ordinary payroll procedures, including deductions of appropriate withholding and employment taxes as required by law.

Mr. Quist is entitled to participate in the Company's group health insurance plan(s) through December 31, 2012 or, if earlier, the date that Mr. Quist is covered under another employer-sponsored plan.  Thereafter, Mr. Quist may elect to continue to participate in the Company's group health insurance plans in accordance with federal COBRA law.

Mr. Quist will be entitled to continue using his current office in the Company's San Francisco, California office space until March 31, 2012 and thereafter as the Company and Mr. Quist mutually agree.

For a period of one year following the effective date of his termination of employment with the Company, Mr. Quist will be available to assist the Company and its personnel on an as-needed basis as follows: (i) telephone consultations with business and legal personnel employed by the Company or its affiliates regarding past transactions in which Mr. Quist had involvement, (ii) assisting such personnel in retrieving or locating any of Mr. Quist’s former business files or documentation, whether in paper or electronic format, or (iii) serving as a fact or expert witness in any legal, governmental or other regulatory proceeding, dispute or controversy relating to a Company or affiliate transaction or other matter in which Mr. Quist had significant involvement.

Mr. Quist was previously granted an option (the "Option") to purchase 698,678 shares of the Company's Class A Common Stock, of which 465,786 shares are currently vested.  The remaining 232,892 shares subject to the Option are scheduled to vest on February 10, 2012 (the "Unvested Option Shares").  Pursuant to the Separation Agreement, the Unvested Option Shares will vest on February 10, 2012 notwithstanding the termination of Mr. Quist's employment with the Company and Mr. Quist will have the right to exercise the Option at any time on or before June 30, 2012.

The Separation Agreement also includes a release of all claims by Mr. Quist against the Company and its affiliates and an obligation on the part of Mr. Quist not to disclose any knowledge or confidential information concerning the operation and management of the Company's business and affairs.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01                      Other Events

On the date of this Current Report on Form 8-K, the Company announced certain business developments, including, among other things, unprecedented growth in its innovative patient payment programs and its expectation that it will finalize partnerships with certain progressive health care providers.  The text of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibit	The following documents are filed as exhibits to this Form 8-K.

10.1	Amended and Restated Administrative Services Agreement, dated December 31, 2011, between CP Technologies LLC and Aequitas Capital Management, Inc.

10.2	Confidential Separation Agreement, dated December 31, 2011, between CarePayment Technologies, Inc. and James T. Quist

99.1	Press Release of CarePayment Technologies, Inc., dated January 6, 2012.

SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc. (Registrant)

Date: January 6, 2012	By:	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer